UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 28, 2005

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 28, 2005, the Compensation Committee of the Board of Directors of Kyphon Inc. (the “Company”) approved increases to the annual base salaries of and established the annual target bonus levels as a percentage of base salary for the named executive officers (other than the President and Chief Executive Officer) of the Company under the previously adopted Key Contributor Incentive Plan, as set forth below.

On August 1, 2005, the Company’s Board of Directors authorized an increase to the annual salary of Richard W. Mott, President and Chief Executive Officer of the Company, and an increase to Mr. Mott’s annual target bonus level (as a percentage of base salary) from the previous year, as set forth below.

Name	Title	Annual Base Salary	2005 Target Bonus
Richard W. Mott	President and Chief Executive Officer	$450,000	75%
Cindy M. Domecus	Vice President, Clinical Research and Regulatory Affairs	$303,000	35%
David M. Shaw	Vice President, Legal Affairs, General Counsel and Secretary	$263,000	35%
Bert Vandervelde	President, International	€267,000	40%

All base salary increases are retroactive to April 1, 2005, other than the increase of Bert Vandervelde’s salary to €267,000, which is effective July 1, 2005. The target bonus levels are effective January 1, 2005 subject to the criteria for payment of bonuses under the Key Contributor Incentive Plan, other than the increase of Bert Vandervelde’s annual target bonus level to 40%, which is effective July 1, 2005. In addition, the Compensation Committee established the annual target bonus levels for all other executive officers at 35% of base salary, other than for Bradley W. Paddock, Vice President, US Sales, whose annual target bonus was established at 50% of base salary.

The Compensation Committee also adopted the factors and performance criteria at its July 28, 2005 meeting for purposes of determining the cash bonuses payable to the Company’s Chief Executive Officer and other executive officers under the Key Contributor Incentive Plan for the year ending December 31, 2005, which if earned are expected to be paid no earlier than March 2006. The bonus pool for the 2005 year will be determined by multiplying a company performance factor by the aggregate of target bonuses for all eligible participants. The company performance factor for 2005 is based on achievement of 2005 revenue and operating income goals and is calculated as the sum of actual revenue for the year ended December 31, 2005 as a percentage of target revenue multiplied by a seventy percent weight plus actual operating income for the year ending December 31, 2005 as a percentage of target operating income multiplied by a thirty percent weight. The revenue and operating income performance targets for 2005 were adopted previously and involve confidential business information of the Company. No bonuses will be paid if the Company’s results are less than ninety percent of the combined target and the maximum aggregate bonus pool payable is capped at one hundred twenty percent of the aggregate target bonus pool. Individual bonuses will be determined based on the individual’s target bonus as a percentage of base salary and consideration of the individual’s overall performance for the year.

The amount of individual bonuses paid for all executive officers, other than that of the Chief Executive Officer, will be determined by the Company’s Chief Executive Officer and approved by the Compensation Committee. The Company’s Board of Directors will determine the bonus earned under the Key Contributor Incentive Plan for the 2005 year by the Chief Executive Officer, based on the recommendation of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2005

KYPHON INC.

By:	/s/ RICHARD W. MOTT Richard W. Mott
President and Chief Executive Officer